Exhibit 99.1

Digital Fusion Names Brunhoeber its CFO; Otis Ferguson Joins Digital Fusion as VP of Southwest Region

    HUNTSVILLE, Ala.--(BUSINESS WIRE)--Nov. 16, 2005--Digital Fusion, Inc. (OTCBB:DIGF), an information technology ("IT") and engineering services provider, today announced the promotion of vice president of finance, Christopher L. Brunhoeber, to chief financial officer effective immediately and the appointment of Otis Ferguson to the position of vice president of the southwest region effective November 21.
    Chris Brunhoeber will report to the company's president, Gary S. Ryan. Chris' responsibilities as CFO include financial management and planning, and SEC reporting. "As a key member of the Digital Fusion management, Chris brings to the CFO position his financial planning and controls expertise, to build shareholder value," stated Frank Libutti, chairman and chief executive officer. "He has provided leadership in the development of the company's strategic priorities which has been instrumental as Digital Fusion continues to grow," stated Gary S. Ryan, president.
    Otis Ferguson will report to Edward G. Rawlinson, chief operating officer. "I'm very pleased to have an executive of Otis' caliber and accomplishments on board to assist me in leading the team," said Rawlinson. "His vast experience in military operations and strategic planning will be a great help as the company continues to develop rapidly," said Rawlinson. "His demonstrated record of building organizations will position us and work effectively in expanding the company's strategic partnerships."
    Mr. Ferguson served 28 years of military service. Prior to joining Digital Fusion, Mr. Ferguson was the program manager since September 2004 for Raytheon Technical Services Division at the El Paso, Texas site. He directed business development operations for the Joint National Training Center (JNTC). Prior to Raytheon Technical Services, Mr. Ferguson served SYColeman from May 1998 to June 2004 where he began his career as a group director for the Colorado Springs operations and later transitioned into the role of vice president and site manager. His main focus was defining and executing target acquisition strategies for the Space Missile Defense in Colorado Springs.

    About Digital Fusion

    Digital Fusion, Inc., headquartered in Huntsville, Al., is an information technology and engineering services company that helps its customers make the most of technology to meet their business needs. Digital Fusion's IT Services provides solutions to both government and commercial customers, focused in the following areas: Business Process Automation, Application Development and Data Management, Application Security, Web Portals and Digital Dashboards, System Integration and IT Support. Digital Fusion's Engineering Services support a variety of customers with state-of-the-art solutions that include: Computational Aerodynamics/CFD; Optical Systems Design, Development and Test; Thermo/Structural Dynamics; Modeling and Simulations; Hardware-in-the-Loop Testing; Program Analysis; and Ground/Flight Planning, Execution, and Data Analysis. For additional information about Digital Fusion visit http://www.digitalfusion.com.

    Forward Looking Statements

    All statements other than statements of historical fact included in this release are forward-looking statements. When used in this release, words such as "project", "anticipate, "believe,"
"estimate," "expect," "plan", "intend" and similar expressions, as they relate to the Company or its management, as well as assumptions made by and information currently available to the Company's management, identify forward-looking statements. Similarly, statements herein that describe the Company's business strategy, outlook, objectives, plans, intentions or goals are also forward-looking statements. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors including, but not limited to: the effect of business and economic conditions; the impact of competitive products and pricing; capacity and supply constraints or difficulties, the Company's dependence on continued funding of U.S. government programs; contract procurement and termination risks; competitive factors such as pricing pressures and/or competition to hire and retain employees, and material changes in laws or regulations applicable to the Company businesses. Such statements reflect the current views of the Company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the Company. These statements reflect the Company's current beliefs and are based upon information currently available to it. Be advised that developments subsequent to this release are likely to cause these statements to become outdated with the passage of time.

    CONTACT: Digital Fusion, Inc., Huntsville
             Investor Relations
             Elena Crosby, 256-837-2620
             ir@digitalfusion.com